UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/13/2012

LinkedIn Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35168

Delaware	47-0912023
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2029 Stierlin Court
Mountain View, CA 94043
(Address of principal executive offices, including zip code)

(650) 687-3600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 13, 2012, LinkedIn Corporation (the "Company") entered into the First Amendment to a Lease Agreement (the "Lease Amendment") with Sequoia M&M LLC, a California limited liability company, Sequoia M&P LLC, a California limited liability company, and Sequoia Del Rey, LLC, a California limited liability company (collectively, the "Landlord"). The Lease Amendment amends the Lease (as amended, the "Lease") dated August 22, 2012 for the premises comprised of the buildings to be constructed at 555 North Mathilda Avenue, Sunnyvale, California.

Pursuant to the Lease Amendment, the total rentable space to be leased by the Company has increased by 31,067 square feet, and the Company's total base rent will increase by approximately $100,967 per month for the first year of the term of the Lease, with incremental increases in the total base rent for the premises during the Term in accordance with the schedule set forth in the Lease Amendment. The Lease Amendment also extends the deadline for construction of one of the buildings comprising the premises.

A copy of the Lease Amendment has been filed as Exhibit 10.1 hereto.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
10.1        First Amendment to Lease Agreement, dated December 13, 2012, by and between Sequoia M&M LLC, Sequoia M&P LLC, Sequoia Del Rey, LLC, and LinkedIn Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LinkedIn Corporation

Date: December 17, 2012	By:	/s/ Steve Sordello
Steve Sordello
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	First Amendment to Lease Agreement, dated December 13, 2012, by and between Sequoia M&M LLC, Sequoia M&P LLC, Sequoia Del Rey, LLC, and LinkedIn Corporation.